Exhibit 3.2
~~FIFTH~~ SIXTH
AMENDED AND RESTATED BY-LAWS OF
ZIFF DAVIS, INC.

May 5, 2023

ARTICLE I

STOCKHOLDERS

Section 1.1~~.~~ Annual Meetings. An annual meeting of stockholders shall be held within five months after the close of the fiscal year of the Corporation for the election of directors at such date, time and place, if any, either within or without the State of Delaware, or by means of remote communication, if any, as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2~~.~~ Special Meetings.

(a)Special meetings of stockholders may be called at any time by the ~~Chairman~~Chair of the Board, if any, the Vice ~~Chairman~~Chair of the Board, if any, the President or the Board of Directors, to be held at such date, time and place, if any, either within or without the State of Delaware, or by means of remote communication, if any, as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Secretary upon ~~the~~receipt of a written request~~, stating the purpose of the meeting, of~~ that complies with this Section 1.2 (a “Special Meeting Request”)from stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting. (the “Requisite Percentage”).

(i)To be in proper form, a Special Meeting Request must be signed by one or more stockholders (the “Requesting Stockholder”) and include:

(ii) description of the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting (including the text of any proposal to be presented at the meeting and, in the event such business includes a proposal to amend any incorporation document of the Corporation, including, but not limited to, the certificate of incorporation or these by-laws, the language of the proposed amendment) and the reasons for conducting such business at the meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the Securities and Exchange Commission) (collectively, “Proposal Information”);

(iii)documentary evidence that such Requesting Stockholder(s) own in the aggregate not less than the Requisite Percentage as of the date of such Special Meeting Request; and

(iv)as to each Requesting Stockholder and any Stockholder Associated Person (as defined below):

(v)the Stockholder Information (as defined in Section 1.12 of these by-laws); the Nomination Information (as defined in Section 1.12 of these by-laws) if the business specified in the Special Meeting Request includes a nomination for election to the Board of Directors;

(1)a certification that such Requesting Stockholder will continue to hold at least the number of shares of the Corporation set forth in the Special Meeting Request with respect to such Requesting Stockholder through the date of the applicable special meeting; and

(2)an agreement by such Requesting Stockholder to notify the Corporation immediately in the case of any reduction prior to the record date for the special meeting of any shares of capital stock owned beneficially or of record by such Requesting Stockholder and an acknowledgement by such Requesting Stockholder that any such reduction shall be deemed a revocation of such Special Meeting Request to the extent of such reduction, such that the number of shares so reduced shall not be included in determining whether the Requisite Percentage has been reached and maintained.

(b)Each Requesting Stockholder must update and supplement the Special Meeting Request delivered and the information previously provided to the Corporation pursuant to this Section 1.2, if necessary, so that the information provided or required to be provided therein shall continue to be true and correct (i) as of the record date for the applicable special meeting and (ii) as of the date that is ten business days prior to such meeting (or any adjournment or postponement thereof), and such update must be received by the Secretary at the principal executive office of the Corporation not later than five business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight business days prior to the date for such meeting (in the case of an update required to be made as of ten business days prior to such meeting or any adjournment or postponement thereof). The obligation of a Requesting Stockholder to provide information or an update pursuant to this Section 1.2 shall not limit the Corporation’s rights with respect to any deficiencies in any Special Meeting Request provided by such Requesting Stockholder(s) or enable or be deemed to permit such Requesting Stockholder to amend or update any nomination or proposal contained in such Special Meeting Request (other than solely to cure such deficiency) or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable.

(c)In determining whether a special meeting of stockholders has been requested by the holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests received by the Secretary will be considered together only if such Special Meeting Requests (i) identify identical or substantially similar items to be acted on at the meeting as determined in good faith by the Board of Directors and (ii) have been dated and received by the Secretary within sixty days of the earliest dated Special Meeting Request.
(d)Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the commencement of the applicable special meeting by written revocation received by the Secretary. If, following such revocation (including any revocation resulting from a reduction of shares), at any time before the commencement of such special meeting, the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(e)Notwithstanding the foregoing, the Corporation shall not be required to convene a special meeting requested by stockholders if:

(i)the Requesting Stockholders have not complied with the requirements for calling a special meeting set forth in this Section
1.2 or applicable law;

(ii)the Special Meeting Request (x) relates to an item of business that is not a proper subject for stockholder action under applicable law or (y) was made in a manner that involved a violation of applicable law;

(iii)the Special Meeting Request is received by the Corporation during the period commencing ninety days before the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders;

(iv)the Board of Directors calls or has called an annual or special meeting of stockholders to be held within ninety days after the Secretary receives the Special Meeting Request and the Board of Directors determines in good faith that the business of such meeting includes an identical or substantially similar item (a “Similar Item”) to the item specified in the Special Meeting Request;

(v)a Similar Item, other than the election or removal of directors, was presented at an annual or special meeting held not more than twelve months before the date on which the Special Meeting Request was received by the Secretary, or

(vi)a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than ninety days before the Special Meeting Request was received by the Secretary (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors).
(f)Business transacted at any special meeting requested by stockholders shall be limited to (i) the purpose or purposes stated in any valid Special Meeting Request and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of such special meeting. Unless otherwise required by law, if none of the Requesting Stockholders who submitted the Special Meeting Request (or a qualified representative thereof) appear at the applicable special meeting to present the nomination or proposal set forth in the Special Meeting Request, then the Corporation need not present such nomination or proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g)Compliance by a Requesting Stockholder with the requirements of this Section 1.2 shall be determined in good faith by the Board of Directors.

(h)For purposes of these by-laws, a “Stockholder Associated Person” of any stockholder shall mean (1) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with or otherwise acting in concert with such stockholder,
(2) any beneficial owner of capital stock of the Corporation on whose behalf the proposal or nomination, as applicable, is being made (other than a stockholder that is a depositary), (3~~.~~ ) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or any such beneficial owner, and (4) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or such beneficial owner in respect of any requests, proposals or nominations, as applicable.

Section 1.3    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the ~~place,~~ date, time and ~~hour~~place, if any, of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. ~~If mailed, such~~Such notice shall be deemed ~~to be~~  given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation; (ii) if sent by electronic mail, when delivered to an electronic mail address at which the stockholder has consented to receive such notice; and (iii) if posted on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting.

Section 1.4~~.~~  Adjournments and Postponements. Any meeting of stockholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, and the means of remote communication, if any, thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by law. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be ~~given to each stockholder of record entitled to vote at the meeting.~~given to each stockholder of record entitled to vote at the meeting. In addition, subject to applicable law, any meeting of stockholders may be postponed by the Board of Directors at any time before such meeting has been convened. Notice of the postponed meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, either (a) the holders of such class so present or represented may, by majority vote, adjourn the meeting of such class from time to time in the manner provided by Section 1.4 of these by-laws until a quorum of such class shall be so present or represented or (b) the Board of Directors, the Chair of the Board or the chair of the meeting may, on its, his or her own motion and without the approval of the stockholders who are present in person or represented by proxy and entitled to vote, adjourn or postpone the meeting. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6~~.~~     Organization.

(a)Meetings of stockholders shall be presided over by the ~~Chairman~~Chair of the Board, if any, or in the absence of the ~~Chairman~~Chair of the Board by the Vice ~~Chairman~~Chair or any Co-~~Chairman~~Chair of the Board, if any, or in the absence of the Vice ~~Chairman~~Chair or any Co- ~~Chairman~~Chair of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a ~~chairman~~chair designated by the Board of Directors, or in the absence of such designation by a ~~chairman~~chair chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the ~~chairman~~chair of the meeting may appoint any person to act as secretary of the meeting.

(b)~~The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman~~The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting as it shall deem appropriate. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors with respect to the applicable meeting, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of (i) an agenda or order of business for the meeting, (ii) rules and procedures for the maintenance of order and safety, (iii) limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) restrictions on entry to such meeting after the time prescribed for the ~~commencement thereof and the opening and closing of the voting polls.~~ commencement thereof, (v) the opening and closing of the voting polls for each item on which a vote is to be taken, (vi) restrictions on the use of audio/video recording devices and cell phones at the meeting and (vi) procedures for the removal of any stockholder or any other individual who refuses to comply with the meeting rules, regulations or procedures.

Section 1.7. Inspectors. Prior to any meeting of stockholders, the Board of Directors or the President shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the ~~person presiding at~~chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the corporation, and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
Section 1.8~~.~~ Voting; Proxies. Unless otherwise required by law or provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Unless otherwise provided by law or by the certificate of incorporation or these by-laws (including Section 2.2 hereof), the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these by-laws.

Section 1.9~~.~~ Fixing Date for Determination of Stockholders of Record.

(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 1.10~~.~~ List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, ~~during  ordinary business hours,~~ for a period of ~~at least~~ ten days ~~prior to~~ ending on the day before the meeting date, either ~~at~~(i) on a ~~place within the city where~~reasonably accessible electronic network, provided that the ~~meeting is~~ information required to gain access to ~~be held, which place  shall be specified in~~such list is provided with the notice of the meeting, or~~, if not so specified,~~
(ii) during ordinary business hours, at the ~~place where the meeting is to be held. The list shall  also be produced and kept at the time and~~principal place of ~~the meeting during the whole time  thereof and may be inspected by any stockholder who is present~~business of the Corporation.

Section 1.11~~.~~ Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the certificate of incorporation or by law, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this by-law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 1.11.
Section 1.12~~.~~ Advance Notice of Stockholder Proposals~~.~~  and Director Nominations.
(a)At any annual or special meeting of stockholders, proposals by stockholders and persons nominated for election as directors by stockholders shall be considered only if advance notice thereof in proper written form has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the certificate of incorporation and by-laws of the Corporation. ~~Notice~~

(b)To be timely, notice of any proposal or director nomination to be presented by any stockholder ~~or of the name of any person to be nominated by any stockholder for election as a director of the Corporation~~ at any meeting of stockholders ~~shall~~must be ~~delivered  to~~received by the Secretary of the Corporation at its principal executive office (A) in the case of an annual meeting, not less than ~~60~~ninety nor more than ~~90~~one hundred and twenty days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that ~~if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the~~ in the event no annual meeting~~, such  advance notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of~~ was held in the previous year or the annual meeting ~~if the Corporation shall have previously disclosed, in these by-  laws or otherwise,~~ is called for a date that ~~the annual meeting in each year is to be held~~ is more than thirty days before or after such anniversary, then such advance notice must be received not later than the close of business on ~~a determinable date, unless and until the Board determines to hold  the meeting~~ the tenth day after the date on ~~a different date. Any stockholder who gives notice of any~~  which public disclosure of the date of such ~~proposal shall deliver therewith the text of the proposal  to be presented~~annual meeting is first announced or disclosed by the Company; and ~~a brief  written statement of the reasons why~~ (B) in the case of a special meeting, not later than the later of
(1) the 90th day prior to such ~~stockholder favors the proposal~~ special meeting and ~~setting forth~~ (2) the tenth day following the day on which such public disclosure of the date of the special meeting is first announced or disclosed by the Company.

(c)To be in proper written form, a stockholder’s notice to the Secretary of the Corporation must set forth the following information:

(i)As to the stockholder giving the notice and any other Stockholder Associated Person:

(1)the name and address, of such person as they appear on the Corporation’s books;

(2)(A) the number and class of all shares of each class of stock of the Corporation that are, directly or indirectly, owned beneficially or of record by such person, (B) the dates such shares were acquired, (C) the investment intent of such acquisitions and (D) evidence of such beneficial and/or record ownership;

(1)details of any shares of the Corporation owned by such person that are (A) pledged by such person or otherwise subject to a lien, charge or other encumbrance or (B) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such person, whether any such instrument or agreement described in this clause (B) is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement described in this clause (B) has, or is intended to have, the purpose or effect of (x) reducing or increasing in any manner, to any extent or at any time in the future, such person’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such person (including any short position on or any borrowing or lending of shares) (collectively, “Derivative Instruments”);

(2)a complete and accurate description of any performance- related fees (other than an asset-based fee) to which any such person may be entitled as a result of any increase or decrease in the value of any securities of the Corporation or any Derivative Instrument;

(3)a complete and accurate description of any agreement, arrangement or understanding pursuant to which such person has received any financial assistance, funding or other consideration from any other person with respect to the investment by such person in the Corporation;

(4)a complete and accurate description of all agreements, arrangements or understandings between such person, any Stockholder Associated Person and any other person or entity (including their names) in connection with the matters proposed to be acted on at such meeting or the capital stock of the Corporation;

(5)any material interest of such person in the proposal or nomination (other than as a stockholder);

(6)to the extent known by the stockholder giving the notice,
(A) the names and addresses of any other stockholders or beneficial owners known to be supporting such proposal or nomination and (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such other stockholders or beneficial owners;

(7)any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(8)a written representation from the stockholder giving the notice that such stockholder (or a qualified representative thereof) intends to appear in person or by proxy at the applicable meeting to propose the business or nominate the nominee specified in the notice; and

(9)a written representation from the stockholder giving the notice as to whether the stockholder or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement to and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (b) otherwise to solicit proxies in support of such proposal or election, and/or (c) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 under the Exchange Act;

(the information described in this clause (c)(i), the “Stockholder Information”).

(ii)In addition to the foregoing requirements, if the notice involves the nomination of a person for election to the Board of Directors:

(1)the name, age, business address and residence address of such nominee;

(2)the principal occupation or employment of such nominee;

(3)(A) the number and class of all shares of each class of stock of the Corporation ~~beneficially owned by such  stockholder and any material interest of such stockholder in  the proposal (other than as a stockholder). Any stockholder  desiring to nominate any person for election as a director of  the Corporation shall deliver with such notice a statement in  writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the  Corporation beneficially owned by such person,~~ that are, directly or indirectly, owned beneficially or of record by such nominee, (B) the dates such shares were acquired,
(C) the investment intent of such acquisitions, (D) evidence of such beneficial and/or record ownership and (E) a description of any Derivative Instruments owned, held or entered into by such nominee;
(4)the information regarding such ~~person~~nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation~~),~~ );

(5)a written questionnaire with respect to the background and qualifications of such ~~person’s~~nominee signed ~~consent to serve as a director of~~ by such nominee in the form required by the Corporation (which form the stockholder giving the notice shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to the stockholder within ten days of receiving such request);
(6)a description of all direct and indirect compensation, payment, reimbursement, indemnification and other monetary agreements, arrangements and understandings during the past three years, and any other relationships, between or among such nominee, the stockholder giving the notice, any Stockholder Associated Person and any other person or entity (including their names) in connection with such nominee’s nomination or service or action as a director, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder giving the notice and any Stockholder Associated Person were the “registrant” for purposes of such rule and such nominee was a director or executive officer of such registrant;

(7)details of any position held by such nominee as an officer or director of any competitor of the Corporation (that is, an entity that offers products, provides services or engages in business activities that compete with or are alternatives to the products offered, services provided or business activities engaged in by the Corporation or its affiliates) within the last three years preceding the submission of the notice;

(8)details of any relationship between such nominee and any other person or entity that would require disclosure on Schedule 13D as if such nominee was required to file a Schedule 13D with respect to the Corporation;

(9)all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act; and

(10)a written representation and agreement in a form reasonably satisfactory to the Board of Directors and signed by such nominee that such nominee:

(A)will comply with the Corporation’s processes for
evaluating any person being considered for nomination to the Board of Directors, including an agreement to meet with the Environmental, Social and Governance Committee, if requested, to discuss matters relating to the nomination of such nominee, including the information provided by such nominee to the Corporation in connection with his or her nomination and eligibility to serve as a member of the Board of Directors;

(B)is not and will not become a party to (i) any agreement, arrangement or understanding with any person or entity as to how such nominee, if elected~~, such~~ as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the Corporation, with his or her fiduciary duties under applicable law;

(C)is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation;

(D)if elected as a director of the Corporation, (x) will comply with applicable state and federal law (including applicable fiduciary duties under state law), the rules of any stock exchange on which the Corporation’s securities are traded, and all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors and (2) would be in compliance with any such policies and guidelines that have been publicly disclosed;

(E)will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(F)will furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s ~~name~~understanding of the independence, or lack thereof, of such nominee;

(G)consents to being named in the Corporation’s proxy statement, associated proxy card and ~~address~~other proxy materials as a nominee and ~~the number and class of all shares of each class of stock~~to serving as a director of the Corporation ~~beneficially owned by such~~ if elected; and

(H)intends to serve the full term if elected as a director of the Corporation;

(the information described in this clause (c)(ii), the “Nomination Information”)

(iii)In addition to the foregoing requirements, if the notice involves a proposal of business other than a director nomination, the Proposal Information.

(d)A stockholder~~.~~ providing notice under this Section 1.12 must update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (i) as of the record date for the applicable meeting and (ii) as of the date that is ten business days prior to such meeting (or any adjournment or postponement thereof), and such update must be received by the Secretary not later than five business days after the record date for such meeting (in the case of an update required to be made as of the record date) and not later than eight business days prior to the date for such meeting (in the case of an update required to be made as of ten business days prior to such meeting or any adjournment or postponement thereof). The obligation of a stockholder to provide information or an update pursuant to this Section 1.12 shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by such stockholder, extend any applicable deadlines under this Section 1.12 or enable or be deemed to permit such stockholder to amend or update any nomination or proposal (other than solely to cure such deficiency) or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable.
(e)Notwithstanding anything to the contrary in these by-laws, unless otherwise required by law, if any stockholder (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a- 19(b) in a preliminary or definitive proxy statement previously filed by such stockholder, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

(f)Any stockholder directly or indirectly soliciting proxies from other stockholders in respect of any nomination or other proposal must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

(g)A stockholder giving notice pursuant to this Section 1.12 shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(h)The Board of Directors or the chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether notice of a nomination or proposal proposed to be brought before the meeting has been duly given in accordance with the procedures set forth in this Section 1.12 and if such proposed nomination or proposal has not been properly brought, shall direct that any such proposal or nomination not be considered. Unless otherwise required by law, if the stockholder giving the notice (or a qualified representative thereof) does not appear at the applicable meeting to present the nomination or proposal set forth in such stockholder’s notice pursuant to this Section 1.12, then the Corporation need not present such proposal or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

~~(a)~~(i)    As used ~~herein~~in these by-laws, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the ~~Securities~~ Exchange Act ~~of 1934~~), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the ~~Securities~~ Exchange Act ~~of 1934~~, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). ~~The person presiding at the meeting, in addition to making any other  determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.~~

ARTICLE II

BOARD OF DIRECTORS

Section 2.1~~.~~  Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the Board~~.~~ of Directors. Directors need not be stockholders.

Section 2.2~~.~~

(a)Election. Except as may be otherwise required by the certificate of incorporation, each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes cast for or against a nominee) at any meeting at which a quorum is present for which (i) the Secretary of the Corporation receives a notice pursuant to these by-laws that a stockholder intends to nominate a director or directors and (ii) such proposed nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.

(b)Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect ~~at~~ upon delivery unless the ~~time~~resignation specifies a later effective date or an effective date determined upon the happening of an event ~~specified therein~~, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of any class or series of stock, voting separately as a class, are entitled to elect one or more directors by the certificate of incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy shall hold office until the next annual meeting of the stockholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 2.3~~.~~ Regular Meetings. Regular meetings of the Board of Directors may be held at such places, if any, within or without the State of Delaware, or by means of remote communication, and at such times as the Board of Directors may from time to time determine, and if so determined notice thereof need not be given.

Section 2.4~~.~~  Special Meetings. Special meetings of the Board of Directors may be held at any time or place, if any, within or without the State of Delaware, or by means of remote communication, whenever called by the ~~Chairman~~Chair of the Board, if any, by the Vice ~~Chairman~~Chair or any Co-~~Chairman~~ Chair of the Board, if any, by the President or by any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.5~~.~~  Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6~~.~~ Quorum; Vote Required for Action. At all meetings of the Board of Directors, one-third of the entire Board of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may adjourn the meeting from time to time until a quorum shall be present.

Section 2.7~~.~~ Organization. Meetings of the Board of Directors shall be presided over by the ~~Chairman~~Chair of the Board, if any, or in the absence of the ~~Chairman~~Chair of the Board by the Vice ~~Chairman~~Chair or any Co-~~Chairman~~Chair of the Board, if any, or in the absence of the Vice ~~Chairman~~Chair or any Co-~~Chairman~~Chair of the Board by the President, or in their absence by a ~~chairman~~chair chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the ~~chairman~~chair of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8~~.~~  Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.9~~.~~  Compensation of Directors. Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE III

COMMITTEES

Section 3.1.    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, (ii) adopting, amending or repealing these ~~By-Laws~~by- laws or (iii) removing or indemnifying directors.
Section 3.2~~.~~  Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE IV

OFFICERS

Section 4.1~~.~~  Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a ~~Chairman~~Chair of the Board, or Co- ~~Chairman~~Chair of the Board, and a Vice ~~Chairman~~Chair of the Board. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the certificate of incorporation or these by-laws otherwise provide.

Section 4.2~~.~~ Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take ~~effect at~~upon delivery unless the ~~time specified therein~~resignation specifies a later effective date or an effective date determined upon the happening of an event, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting.

Section 4.3.    Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

STOCK

Section 5.1~~.~~ Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by ~~the Chairman or Vice Chairman or a Co-Chairman of the Board of Directors, if~~ any~~, or the President or a Vice  President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant  Secretary,~~ two authorized officers of the Corporation, representing the number of shares of stock in the Corporation owned by such holder. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 5.2~~.~~ Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.
The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

MISCELLANEOUS

Section 6.1~~.~~  Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
Section 6.2~~.~~  Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3~~.~~ Waiver of Notice of Meetings of Stockholders, Directors and Committees.
Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.4~~.~~  Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. The rights conferred on any person by this Section 6.4 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by- laws, agreement, vote of stockholders or disinterested directors, or otherwise. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent permitted by law. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, company, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Section 6.5~~.~~  Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 6.6~~.~~  Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, or on one or more electronic networks or databases, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7~~.~~  Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

Section 6.8~~.~~  Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the certificate of incorporation or these by-laws (in each case, as they may be amended from time to time), or (d) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine shall, in each case to the fullest extent permitted by law, be the Chancery Court of the State of Delaware (or if the Chancery Court of the State of Delaware does not have subject matter jurisdiction, a the federal district court for the District of Delaware). Notwithstanding the foregoing, unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations thereunder.
This Section 6.8 shall not apply to any action brought to enforce a duty or liability created by the ~~Securities~~ Exchange Act ~~of 1934, as amended~~, or the rules and regulations thereunder to the extent such application would be contrary to applicable law. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Section 6.8.